UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2012

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960 HOUSTON, TEXAS 77098
(Address of principal executive offices)

(713) 960-1901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 3.02 of this Form 8-K is incorporated herein by reference.

ITEM 3.02

On March 31, 2012, the Company, through its wholly-owned subsidiary, Contara Company, entered into a First Amended and Restated Limited Liability Company Agreement (“Agreement”) to form Exaro Energy III LLC (“Exaro”). Pursuant to the Agreement, the Company has committed to invest up to $82.5 million in Exaro over the next five years together with other parties who have committed with the Company an aggregate of $182.5 million. Exaro will develop and acquire non-operated oil and gas properties in Wyoming. The Company owns approximately a 45% interest in Exaro, subject to terms allowing another party to purchase approximately $15 million of the Company’s commitment, which would decrease the Company’s interest in Exaro to approximately 34%. The Company anticipates funding approximately $41.3 million in April 2012.

A complete copy of the Limited Liability Company Agreement is filed herewith as an exhibit to this report and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Document
10.1	First Amended and Restated Limited Liability Company Agreement dated March 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: April 5, 2012	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer